Exhibit 10.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”) is executed as of the 19th day of August, 2024 (the “Effective Date”), by Michael T. Cullen, a natural person (the “Junior Lender”), and PANBELA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), in favor and for the benefit of USWM, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Loan Agreement dated July 24, 2024 (and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) whereby Lender extended a term loan in the original principal amount of $1,500,00.00 (the “Loan”). The Loan is evidenced by that certain Term Promissory Note of the Borrower (the “Note”).

WHEREAS, the Borrower, Borrower’s subsidiary Cancer Prevention Pharmaceuticals, Inc. (“CPP”), and Lender are parties to that certain Security Agreement dated July 24, 2024 (and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) whereby Borrower and CPP granted to the Lender a first security interest in and to certain Collateral (as defined in the Loan Agreement) of the Borrower and CPP;

WHEREAS, the Borrower has issued to the Junior Lender that certain Subordinated Promissory Note due December 31, 2024, payable to the Junior Lender in the principal sum of $50,000.00 (the “Subordinated Note”), the proceeds of which shall be used to fund the Borrower’s payroll and general corporate purposes (the “Specified Transaction”), which such Specified Transaction constitutes an Event of Default under Section 7.05 of the Loan Agreement (the “Specified Transaction Event of Default”);

WHEREAS, the Borrower and CPP have requested that the Lender waive the Specified Transaction Event of Default; and

WHEREAS, as a condition precedent to the Lender waiving the Specified Transaction Event of Default, the Lender is requiring, among other things, that the Junior Lender execute this Subordination Agreement in accordance with the terms herein.

NOW, THEREFORE, as an inducement to Lender to waive the Specified Transaction Event of Default, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

SUBORDINATION PROVISIONS

Section 1.1         Subordination. Junior Lender hereby subordinates payment and performance by the Obligor (as defined herein) of all and each part of the indebtedness and obligations evidenced by the Subordinated Note, whether now existing or hereafter incurred, created or evidenced, direct or indirect, absolute or contingent, due or to become due, howsoever such indebtedness or obligations may be hereafter extended, renewed, or evidenced (all such Subordinated Note indebtedness and obligations being hereinafter referred to as the “Subordinated Obligations”) to the prior payment and performance in full to Lender, its successors and assigns, of all and each part of the indebtedness, obligations, and liabilities, direct or indirect, absolute or contingent, related or unrelated, due or to become due, now existing or hereafter arising and whether incurred alone or with others, for which Obligor may now or hereafter be obligated to Lender, including, without limitation, all interest accruing from time to time on the foregoing whether before or after the commencement of any case or proceeding under the Bankruptcy Code (whether or not a claim for that interest is allowed in such case or proceeding) (all such indebtedness, obligations, and liabilities owing to a Lender shall hereinafter be referred to as the “Debt”) and any collateral, mortgages, guarantees, and other security granted to Lender therefor (the “Lender Collateral”) and any other supporting obligations therefor. As used herein, “Obligor” shall mean the Borrower and each other person or other entity that owes, guarantees, or provides collateral or other credit support for, any Debt or the Subordinated Obligations.

Section 1.2         Payment in Full of Debt. Under no circumstances will the Debt be deemed paid in full unless, and until, the Lender has received payment in full in immediately available funds and all commitments to lend to Borrower have terminated.

Section 1.3         No Payments on the Subordinated Obligations. Until the Debt has been paid in full or prior written consent is obtained from Lender (which consent Lender may refuse to give for any or no reason), under no circumstances will Junior Lender, directly or indirectly, (a) take or receive any payment on the Subordinated Obligations (b) demand, accelerate, sue for, or set-off against all or any part of the Subordinated Obligations or otherwise enforce its rights to collect or exercise any remedies in respect of the Subordinated Obligations, or (c) ask, demand, take or receive any guaranties for any of the Subordinated Obligations, other than in a manner and to the extent expressly permitted by Section 1.6 of this Agreement.

Section 1.4         Payment Over. If, notwithstanding the prohibitions of this Agreement, Junior Lender obtains any cash or other property (including interests in property), Junior Lender will hold such sums in trust for Lender and immediately pay and transfer such cash or other property to Lender for application against its Debt until such Debt is paid in full.

Section 1.5         No Amendment or Modification to Subordinated Note. Without, in each instance, Lender’s prior consent (which consent Lender may refuse to give for any or no reason), Junior Lender shall not directly or indirectly permit the entering into, modification, waiver or amendment of any of the terms or conditions of the Subordinated Note which (a) increases the maximum principal amount of the Subordinated Obligations or the rate of interest on, or fees with respect to, any of the Subordinated Obligations, (b) change the dates upon which payments of principal or interest on the Subordinated Obligations are due, (c) change or add any event of default or any covenant with respect to the Subordinated Obligations in a manner which is materially more adverse to Lender or materially more restrictive to any Obligor, (d) change the redemption or prepayment provisions of the Subordinated Note, (e) alter the subordination provisions with respect to the Subordinated Obligations including subordinating the Subordinated Obligations to any other debt, (f) shorten the maturity date of any of the Subordinated Obligations or otherwise shorten the repayment terms of the Subordinated Obligations, (g) provide any collateral or security, or (h) change or amend any other item or term of the Subordinated Note if such change or amendment would materially increase the obligations of any Obligor or confer additional material rights on the Junior Lender in a manner materially adverse to any Obligor or Lender.

Section 1.6         Standstill. Until the Debt is paid in full in cash and all commitments by Lender to lend shall be terminated, the Junior Lender shall not, without the prior written consent of Lender, take any Enforcement Action (defined below) with respect to the Subordinated Obligations until the occurrence of a Proceeding (defined below) with respect to any Obligor; provided, however, if the Lender accelerates the Debt or exercises its rights as secured party to the Collateral, then, in either such event, the Junior Lender may accelerate and otherwise pursue its remedies with respect to the Subordinated Obligations, subject to the terms and conditions of this Agreement. If Junior Lender should commence or participate in any Enforcement Action or Proceeding against any Obligor to collect or enforce the Subordinated Obligations or take or receive any collateral or security therefor in violation of this Agreement, Lender may, but shall not be obligated to, take such measures and raise such defenses, including, without limitation, raising this Agreement as a defense, as Lender may deem necessary or appropriate, in its own name or in the name of, or as attorney-in-fact for, Junior Lender.

Section 1.7         Subrogation. Until the Debt is paid in full, Lender shall be subrogated to Junior Lender with respect to Junior Lender’s claims against any Obligor and Junior Lender’s rights and interests, if any, in any of any Obligor’s assets and the proceeds thereof until all of the Debt shall have been paid in full. As used herein, the term “Enforcement Action” shall mean (i) to take from or for the account of any Obligor, by set-off or in any other manner, the whole or any part of any moneys that may now or hereafter be owing by any Obligor with respect to the Subordinated Obligations; (ii) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor to (A) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (B) commence judicial enforcement of any of the rights and remedies under the Subordinated Note or applicable law with respect to the Subordinated Obligations; (iii) to accelerate the Subordinated Obligations; or (iv) take any action under the provisions of any state or federal law, including without limitation the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor. As used herein, the term “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person or other entity.

Section 1.8         Bankruptcy, etc. Junior Lender agrees that, upon any distribution of the assets or readjustment of the indebtedness of any Obligor whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Obligations, or the application of the assets of any Obligor to the payment or liquidation thereof, Lender shall be entitled to receive payment in full of any and all Debt prior to the payment of all or any part of the Subordinated Obligations, and, in order to enable Lender to enforce its rights hereunder in any such action or proceeding, Lender is hereby irrevocably authorized and empowered (a) to make and present for and on behalf of Junior Lender such proofs of claim against any Obligor on account of the Subordinated Obligations in the name of Junior Lender or Lender as Lender may deem expedient or proper if Junior Lender fails to file proof of its claims prior to 10 days before the expiration of the time period during which such claims must be submitted, (b) to vote such proofs of claims within 10 days before the expiration of the time period during which such claims must be voted if not voted by the Junior Lender and (c) to accept and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Debt. Notwithstanding the foregoing, Junior Lender shall retain the right to vote its claims and otherwise act in any such proceeding relative to any Obligor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension) subject to the terms of this Agreement; however, Junior Lender shall not take any action or vote in any way so as to: (i) contest the amount, validity or the enforceability of any Debt, or the liens and security interests to the extent granted to Lender with respect to any Debt or if such action or vote adversely affects the priority of Lender’s claims with respect thereto, (ii) contest the rights and duties of Lender established in the documentation evidencing any Debt or any security documents with respect to such liens and security interests, (iii) contest the validity or enforceability of this Agreement or any agreement or instrument to the extent evidencing or relating to any Debt, (iv) approve any plan that: (A) does not provide for the payment in full of the amount of all Debt agreed to by Lender to be owing to it on the effective date of the plan or, if Lender has agreed to be paid over a period of time, over such period of time as provided in the plan or (B) impairs Lender’s claims with respect to the Debt or the Lender Collateral unless agreed to by Lender, or (v) contest any sale, lease, license or other disposition of any of the Lender Collateral, use of cash collateral, or debtor-in-possession financing agreed to by Lender.

Section 1.9         Further Assurances.         Junior Lender further agrees to execute and deliver to Lender such assignments, indorsements, or other instruments as may be required by it in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Obligations. In the event that (i) the total amount of all cash payments actually received by Lender in the aggregate related to the Subordinated Obligations or from any other source exceeds all of the Debt; (ii) Lender has no further agreement or understanding with any Obligor pursuant to which Lender is obligated to extend credit to any Obligor; and (iii) any such cash payment received by Lender may no longer be set aside as preferential or avoided under any Insolvency Law (as defined in Section 2.2), then Lender shall reassign to Junior Lender, without recourse, warranty or representation, the remaining balance due under the Subordinated Obligations or make such other disposition thereof as may be required by applicable law or court order.

ARTICLE II

MISCELLANEOUS

Section 2.1         Junior Lender hereby also agrees not to assign or transfer at any time while this Agreement remains in effect any rights, claims or interests of any kind in or to the Subordinated Note or the Subordinated Obligations without the prior written consent of Lender. Junior Lender will, upon request from Lender, add a legend to his Subordinated Note and any other such note, guaranty or other evidence of the Subordinated Obligations stating that payment thereof is subject to the provisions of this Agreement. Junior Lender represents and warrants that (a) as of the Effective Date, no other obligations of any Obligor to Junior Lender exist other than as evidenced by the Subordinated Note and (b) Junior Lender has not previously assigned any interest in the Subordinated Obligations, and no person or entity owns an interest in the Subordinated Obligations other than Junior Lender.

Section 2.2         This Agreement will continue in full force and effect until all Debt is paid in full. To the extent that any Obligor makes a payment or payments to Lender or Lender receives any payment or proceeds of any Lender Collateral, which payment(s) or proceeds (or any part) are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other person, association, entity or authority under the Bankruptcy Code, any other bankruptcy act, any state or federal law, common law or equitable cause (“Insolvency Law”), then, to the extent of the payment(s) or proceeds received by Lender, the Debt (or part intended to be satisfied) will be revived for all purposes of this Agreement and will continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 2.3         This is a continuing agreement of subordination and Lender may continue, without notice to Junior Lender, to extend credit or other accommodation or benefit and loan moneys to or for the account of any Obligor on the faith hereof. It is further understood and agreed that Lender may at any time, in its sole discretion, (a) renew or extend the time of payment of all or any part of any existing or future Debt, (b) waive or release any collateral which may be held therefor at any time, (c) make and enter into any agreement or agreements with any Obligor or amend, modify, supplement, restate, consolidate, waive, renew, extend, replace, refinance or otherwise change any of the terms of any loan document (including, without limitation, charging any extension fee(s) on any renewal or extension of all or any part of the Debt and on any renewal or extension), (d) refinance any of the Debt (including without limitation the extension of additional debt to any of the Obligors, which debt shall become part of the Debt), and (e) increase the interest rates applicable to all or any part of the Debt), as Lender, in each case, may deem desirable without notice to or further assent from Junior Lender and without in any manner impairing or affecting this Agreement or any of Lender’s rights hereunder. Junior Lender hereby assents to any extension or postponement of the time of payment of all or any part of the Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure all or any part of the Debt and/or to the addition or release of any other party or person primarily or secondarily liable therefor.

Section 2.4         Junior Lender hereby expressly waives notice of acceptance by Lender of the subordination and other provisions of this Agreement, any claim of impairment of any right of subrogation, and all other notices whatsoever, including, without limitation, notice of the creation of any Debt, notice of the giving or extension of credit by Lender to any Obligor, notice of protest and default, and all other notices to which the Junior Lender might otherwise be entitled. Junior Lender consents and agrees that Lender shall not be under any obligation to marshal or order the disposition of any assets in favor of Junior Lender or against or in payment of any or all of the Debt. Junior Lender expressly waives any claim against Lender on any theory of liability for consequential, special, indirect or punitive damages.

Section 2.5         Junior Lender expressly waives reliance by Lender upon the subordination and other agreements as herein provided and presentment, demand and protest. Junior Lender agrees that (a) Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any loan document evidencing any Debt or the collectability of any of the Debt, (b) Lender shall be entitled to manage and supervise its loans to each Obligor in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Junior Lender may now or hereafter have in or to any of the assets of any Obligor, and (c) Lender shall have no liability to Junior Lender for, and Junior Lender hereby waives any claim which Junior Lender may now or hereafter have against Lender arising out of: (i) any and all actions which Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Lender Collateral, actions with respect to the occurrence of any default, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon, any of the Lender Collateral, and actions with respect to the collection of any claim for all or any part of the Debt from any account debtor or any other party) with respect to any loan document or to the collection of the Debt or the valuation, use, protection or release of any of the Lender Collateral, (ii) Lender’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (iii) any consent provided by Lender under Section 363 of the Bankruptcy Code, and/or (iv) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. Junior Lender will not contest the enforceability, perfection or priority of Lender’s now or in the future existing security interests and other liens, assignments, pledges, and other rights and interests granted in, arising out of, or with respect to, any of the Lender Collateral, or the validity, enforceability, or amount of the Debt. Each holder of Debt, either now existing or hereafter arising, shall be deemed to have acquired such Debt in reliance upon the provisions contained in this Agreement.

Section 2.6         Junior Lender hereby assumes responsibility for remaining informed of the financial condition of each Obligor, any and all endorsers and any and all guarantors of the Debt and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations that diligent inquiry would reveal, and Junior Lender hereby agrees that Lender shall not have any duty to advise Junior Lender of information known to such Lender regarding such condition or any such circumstances. In the event Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Junior Lender, Lender shall be under no obligation to undertake any investigation and shall be under no obligation to disclose any information which Lender wishes to maintain confidential.

Section 2.7         This Agreement shall be immediately binding on Junior Lender and shall inure to the benefit of Lender and its successors and assigns. Whenever reference is made in this Agreement to any Obligor, such term shall include any successor or assign of such Obligor, including, without limitation, a receiver, trustee or debtor or debtor-in-possession under the Bankruptcy Code.

Section 2.8         Any notice to Junior Lender or Lender may be given by personal delivery of a written notice or delivery by overnight delivery by a regularly scheduled carrier, or by certified U.S. mail at the address set forth in the Subordinated Note and under Lender’s signature hereto. All such notices shall be deemed to have been received on the date given, except that any such notice given by Junior Lender or Lender by overnight delivery will be deemed to have been received on the next business day after such notice was delivered to such a carrier for delivery, and any such notice given by Junior Lender or Lender by certified U.S. mail will be deemed to have been received three days after such notice was deposited in the U.S. mails, postage prepaid.

Section 2.9         Nothing in this Agreement, express or implied, is intended to confer any rights or remedies on any person or entity other than to the Junior Lender and Lender and its permitted successors and assigns.

Section 2.10         This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the subject matter hereof. To the extent of any conflict between the terms and conditions of this Agreement and the Subordinated Note, the terms and conditions of this Agreement shall govern. Any default by Junior Lender or any Obligor in the performance of its respective obligations under this Agreement or the Acknowledgment attached hereto shall constitute an event of default under all of the loan agreements between Borrower and Lender.

Section 2.11         This Agreement may be executed in one or more counterparts, including by means of facsimile and/or portable document format, each of which shall be an original and all of which shall together constitute one and the same document.

Section 2.12         This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the Commonwealth of Kentucky. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Kentucky in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or Junior Lender in connection with this Agreement shall be venued in either the state or federal courts located in the City of Louisville, County of Jefferson, Kentucky; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. JUNIOR LENDER AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by Junior Lender, Borrower and Lender as of the Effective Date.

JUNIOR LENDER:

/s/ Michael T. Cullen
Michael T. Cullen, individually

BORROWER: PANBELA THERAPEUTICS, INC.

By:	/s/ Jennifer K. Simpson
Jennifer K. Simpson, Chief Executive Officer

Accepted as of the Effective Date.

LENDER:

USWM, LLC

By:	/s/ Breck Jones
P. Breckinridge Jones, Chief Executive Officer

Address for Notices:

4441 Springdale Road

Louisville, KY 40324

Attention: Legal Department

Email: legal@uswordmeds.com